SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2261 Rosanna Street, Las Vegas, Nevada, 89117

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (269) 692-9418

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas, NV 89134-8340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On January 19, 2022, we entered into an agreement whereby we terminated our asset purchase and sale agreement dated December 20, 2020 with Limitless Projects Inc. (“Limitless”) to acquire the WarpSpeed Taxi computer application given our inability to make a required payment pursuant to that agreement.

Pursuant to the terms of the termination agreement, Limitless has reimbursed us the $10,000 cash payment that we made to Limitless upon the execution of the original agreement. Additionally, the directors of WarpSpeed, who are also the directors of our parent company, Cyber Apps World, Inc. (“Cyber Apps”), have resigned and appointed Daniel Okelo, the president of Limitless, in their place. Cyber Apps will also transfer the 115,000,000 shares of common stock in our capital that it owns to Limitless for consideration of $14,100.

Item 5.01	Changes in Control of Registrant.

As a result of the above-noted termination agreement, our parent company, Cyber Apps, has agreed to transfer 115,000,000 shares of common stock in our capital to Limitless for $14,100, which was the subscription price that Cyber Apps paid for its acquisition of our common stock. As a result of this transfer, Limitless will own 48.1% of our issued and outstanding shares of common stock. Daniel Okelo is the controlling shareholder of Limitless, as well as its sole director and officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 19, 2022, Mohammed Irfan Rafimiya Kazi resigned as our president, Chief Executive Officer, and director, and Kateryna Malenko resigned as our Chief Financial Officer, Secretary, Treasurer, and director. In their place, Mr. Kazi and Ms. Malenko appointed Daniel Okelo as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and director in accordance with the terms of the above-noted termination agreement.

Mr. Okelo has acted as the President, C.E.O., C.F.O., and a director of Limitless Projects Inc., a U.S. reporting company since November 2020. Since April 2019, he has also acted as relief manager for Ashnil Lodges and Camps. From September 2018 to April 2019, Mr. Okelo acted as a manager for the Crown Plaza Hotel and, from December 2015 to September 2018, he acted as the rooms division manager for the Nairobi Safari Club. All of these companies are located in Nairobi, Kenya. Mr. Okelo is in the course of completing his Master of Science degree in Hospitality and Tourism Management from Kenyatta University in Nairobi. He earned his Bachelor of Science degree in Hospitality and Tourism Management from the same institution in 2014. Mr. Okelo also holds a diploma in hotel management from Kenya Utalii College in Nairobi.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Termination Agreement among Limitless Projects Inc., WarpSpeed Taxi Inc. and Cyber Apps World, Inc. dated January 19, 2022.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date: January 19, 2022	By:	/s/ Daniel Okelo
Daniel Okelo, President

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